Exhibit 10.14
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of August 31, 2006, is by and between DOLAN MEDIA COMPANY, a Delaware corporation, DOLAN FINANCE COMPANY, a Minnesota corporation, DOLAN PUBLISHING COMPANY, a Delaware corporation, DOLAN PUBLISHING FINANCE COMPANY, a Minnesota corporation, CLEO COMPANY, a Delaware corporation, LONG ISLAND BUSINESS NEWS, INC,., a New York corporation, DAILY JOURNAL OF COMMERCE, INC., a Delaware corporation, LAWYER’S WEEKLY, INC., a Delaware corporation, LEGAL LEDGER, INC., a Minnesota corporation, THE JOURNAL RECORD PUBLISHING CO., a Delaware corporation, DAILY REPORTER PUBLISHING COMPANY, a Delaware corporation, NEW ORLEANS PUBLISHING GROUP, INC., a Louisiana corporation, NOPG, L.L.C., a Louisiana limited liability company, WISCONSIN PUBLISHING COMPANY, a Minnesota corporation, LEGAL COM OF DELAWARE, INC., a Delaware corporation, LEGAL COMMUNICATIONS CORPORATION, a Missouri corporation, THE DAILY RECORD COMPANY, a Maryland corporation, IDAHO BUSINESS REVIEW, INC., an Idaho corporation, FINANCE AND COMMERCE, INC., a Minnesota corporation, COUNSEL PRESS, LLC, a Delaware limited liability company, ARIZONA NEWS SERVICE, LLC, a Delaware limited liability company, DOLAN DLN LLC, a Delaware limited liability company, DOLAN APC LLC, a Delaware limited liability company, and AMERICAN PROCESSING COMPANY, LLC, a Michigan limited liability company (individually, a “Borrower” and, collectively, the “Borrowers”), the banks from time to time party hereto (individually, a “Bank” and, collectively, the “Banks”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as Documentation Agent, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, LC Bank and Lead Arranger, as agent for the Banks (in such capacity, the “Agent”).
RECITALS
     A. Agent, the Banks and the Borrowers are parties to that certain Amended and Restated Credit Agreement dated as of March 14, 2006 (as amended, supplemented or modified from time to time, the “Credit Agreement”).
     B. The Borrowers desire to amend certain provisions of the Credit Agreement, and the Agent and the Banks have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
     Section 2. Amendments. The Credit Agreement is hereby amended as follows:
     2(a) Amended Definitions. The definition of “EBITDA”, “Permitted Acquisitions” and “Pro Forma EBITDA” contained in Section 1.1 of the Credit Agreement shall each be amended to read in its entirety as follows:

“APC Ownership Percentage”: As of any date of determination, the percentage ownership interest that Dolan APC LLC maintains in APC, in each case after giving effect to the APC Acquisition and, if such acquisition is consummated, the F&H Acquisition.
“EBITDA”: For any Person for any period of calculation, the consolidated net income, excluding interest income, of such Person before provision for income taxes, and interest expense (including, without limitation, imputed interest expense on Capitalized Leases), all as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) depreciation, amortization and goodwill impairment expense; (b) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; (c) similar non-operating losses during such period; (d) the effect of deductions from income resulting from the granting of options to officers or employees of the Borrowers to purchase stock at a price below its fair market value; and (e) other non-cash charges acceptable to the Majority Banks.
“Permitted Acquisitions”: (i) the AZC Acquisition; (ii) the Detroit News Acquisition; (iii) the APC Acquisition; (iv) the Watchman Acquisition; subject to compliance with clauses (b), (h), (i), (j) and (k) below, and provided that the total consideration to be paid by the Borrowers in connection with the Watchman Acquisition shall not exceed $3,500,000; (v) the Tremain Acquisition; (vi) the Sunwell Acquisition; (vii) the F&H Acquisition, (viii) any other Acquisition by the Borrowers where (a) the business or division acquired is for use, or the Person acquired is engaged, in the businesses engaged in by the Borrowers on the Closing Date, (b) immediately before and after giving effect to such Acquisition, no Event of Default shall exist, (c) the Borrowers have Availability of not less than $4,000,000 after making such Acquisition, (d) the total consideration to be paid by the Borrowers in connection with such Acquisition does not exceed $5,000,000 for any one such Acquisition, or $5,000,000 in the aggregate in any fiscal year of the Borrowers, (e) immediately after giving effect to such Acquisition, the Borrowers are in pro forma compliance with all the financial ratios and restrictions set forth in Sections 6.17 and 6.18, (f) the Senior Leverage Ratio, both on a pro forma basis reflecting consummation of the Acquisition under consideration and as of the last day of the fiscal quarter ending immediately prior to the consummation of such Acquisition, is less than the maximum allowed Senior Leverage Ratio less 0.50%, (g) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition, (h) reasonably prior to such Acquisition, the Agent shall have received drafts of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Agent may require to evidence the termination of Liens on the assets or business to be acquired, (i) not less than ten Business Days prior to such Acquisition, the Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the material terms and conditions, including material economic terms, of the proposed Acquisition, and the calculation of Pro Forma EBITDA relating thereto, (j) consents shall have been obtained in favor of the Agent and the Banks to the collateral assignment of rights and indemnities under the related acquisition documents and (if delivered to the Borrowers) opinions of counsel for the selling party in favor of the Agent and the Banks shall have been delivered, and (k) the provisions of Section 6.5 have been satisfied; or (ix) any other Acquisition consented to in writing by the Majority Banks. For purposes of the foregoing, “total consideration” shall mean, without duplication, cash or other consideration paid, the fair market value of property or stock exchanged (or the face amount, if preferred stock) other than common stock of the Borrowers’ Agent, the total amount of any deferred payments or purchase money debt, all Seller Indebtedness, and the total amount of any Indebtedness assumed or undertaken in such transactions.
“Pro Forma EBITDA”: For any period of calculation, EBITDA of the Borrowers plus, if the Borrowers have acquired the stock or assets of another Person in a Permitted Acquisition during such period, a fraction (the numerator of which is the number of days in such period occurring before the closing of such Permitted Acquisition and the denominator of which is 365) multiplied by the sum of (i) EBITDA of such Person for the four fiscal quarters or twelve months ended most recently before the date the Permitted Acquisition closes, based on financial information that the Borrowers and the Agent or, with respect to a Permitted Acquisition described in clause (iv) of the definition thereof, the Majority Banks, reasonably deem reliable, plus (ii) an amount reasonably estimated by the Borrowers as the annualized expense reduction applicable to such Person in connection with such Permitted Acquisition, based on an equivalent amount of business activity, which estimate shall be subject to reasonable review and approval of the Agent or, with respect to a Permitted Acquisition described in clause (iv) of the definition thereof, the Majority Banks (all without duplication); provided that (a) the sum of clauses (i) and (ii) above with respect to the AZC Acquisition shall be deemed to be $389,000 , (b) the sum of clauses (i) and (ii) above with respect to the Detroit News Acquisition shall be deemed to be thirty-five percent (35%) of $2,100,000, (c) the sum of clauses (i) and (ii) above with respect to the APC Acquisition shall be deemed to be equal to $7,580,000 multiplied by the APC Ownership Percentage, (d) the sum of clauses (i) and (ii) above with respect to the Sunwell Acquisition shall be deemed to be $525,000, (e) the sum of clauses (i) and (ii) above with respect to the Tremain Acquisition shall be deemed to be equal to $1,000,000 multiplied by the APC Ownership Percentage and (f) the sum of clauses (i) and (ii) above with respect to the F&H Acquisition shall be deemed to be equal to $3,250,000 multiplied by the APC Ownership Percentage.
     2(b) New Definitions. Section 1.1 of the Credit Agreement is further amended by adding the definitions of “Consent Agreement” “F&H Acquisition”, “First Amendment”, “Sunwell Acquisition” and “Tremain Acquisition” thereto in correct alphabetical order:
     “Consent Agreement”: The Consent Agreement dated as of August 31, 2006, by and among the Borrowers, Borrowers’ Agent, the Banks and Agent.
     “F&H Acquisition”: The acquisition by APC of the assets comprising the default mortgage business of Feiwell & Hannoy, P.C., as more particularly defined in Section 1 of Annex A to the Consent Agreement, and on and subject to the terms of the Consent Agreement.

     “First Amendment”: That certain First Amendment to Amended and Restated Credit Agreement dated as of August 31, 2006 by and among the Borrowers, Borrowers’ Agent, the Banks and Agent.
     “Sunwell Acquisition”: The acquisition by Daily Journal of Commerce, Inc. of the assets comprising the public notice and legal advertisement solicitation, placement and sales business of Sunday Welcome, as more particularly defined in Section 2 of Annex A to the Consent Agreement, and on and subject to the terms of the Consent Agreement.
     “Tremain Acquisition”: The acquisition by APC of the assets comprising the default mortgage business of Robert A. Tremain and Associates, P.C., as more particularly defined in Section 3 of Annex A to the Consent Agreement, and on and subject to the terms of the Consent Agreement.
     2(c) Acquisitions; Subsidiaries, Partnerships, and Joint Ventures and Ownership. Section 6.5 of the Credit Agreement is amended to read in its entirety as follows:
     Section 6.5 Acquisitions; Subsidiaries, Partnerships and Joint Ventures and Ownership. No Borrower will do any of the following: (a) purchase or lease or otherwise acquire all or substantially all of the assets of any Person, except for purchases by, or other transfers to, any of the other Borrowers, and except for Permitted Acquisitions; (b) form or enter into any partnership as a limited or general partner or into any joint venture, except for Permitted Acquisitions; (c) take any action which would result in a decrease in a Borrower’s ownership in any Subsidiary including, without limitation, a decrease in the percentage of the shares of any class of Equity Interest owned, other than up to a 4.5% decrease in Dolan APC LLC’s ownership of APC in connection with, and subject to the terms of, the F&H Acquisition; (d) form or acquire any Person that would thereby become a Subsidiary unless, immediately upon the closing of such formation or acquisition, such Person fulfills the requirements of clause (ii) below; (e) without the prior written consent of the Agent, appoint, consent to the appointment of, or otherwise elect a manager of APC other than Dolan APC LLC, Dolan Media or another wholly-owned Subsidiary of Dolan Media; or (f) without the prior written consent of the Agent, consent to an encumbrance, lien or security interest on all or any part of the Equity Interests in APC (other than a lien in favor of the Agent for the benefit of the Banks). Unless otherwise agreed by the Agent, immediately upon the closing of a Permitted Acquisition (i) the Equity Interests of the acquired Person (or the Person acquiring such assets) shall, to the extent owned, directly or indirectly, by a Borrower, be pledged to the Agent, and (ii) such Person, to the extent it is or becomes a Subsidiary, shall enter into documents requested by the Agent to provide that such Person shall be obligated to repay the Loans and other amounts payable under the Loan Documents, and to grant to the Agent a first priority security interest (and to perfect such interest) subject to no other Liens, except for Liens permitted pursuant to Section 6.14 hereof, for the benefit of the Banks, in the assets of such Person.
2(d) Investments. Section 6.12(k) is amended to read in its entirety as follows:

     (k) Unsecured loans made from time to time from one Borrower to another Borrower, provided, that in no event shall the aggregate amount of loans outstanding from the Borrowers to APC exceed $1,000,000 at any one time, other than in respect of the F&H Loan, the F&H Note Loans and the Tremain Loan (in each case as defined in Annex A of the Consent Agreement).
     2(e) Indebtedness. Section 6.13(h) of the Credit Agreement is amended to read in its entirety as follows:
     (h) Unsecured loans made from time to time from one Borrower to another Borrower, provided, that in no event shall the aggregate amount of loans outstanding from the Borrowers to APC exceed $1,000,000 at any one time, other than in respect of the F&H Loan, the F&H Note Loans and the Tremain Loan (in each case as defined in Annex A of the Consent Agreement).
     2(f) Indebtedness. Section 6.13(i) of the Credit Agreement is amended by renumbering existing subsection (i) thereof as subsection (j) and by adding the following new subsection (i) as follows:
     (i) Indebtedness in respect of the F&H Note (as defined in Annex A of the Consent Agreement) and Indebtedness consisting of the deferred purchase price payment under the Sunwell Acquisition (as defined in Annex A of the Consent Agreement).
     2(g) Contingent Liabilities. Section 6.15(i) is amended to read as follows:
     (i) No Borrower will: (i) other than guarantees of obligations of other Borrowers, and Contingent Obligations for the benefit of the Banks or any Rate Protection Provider, and other than the F&H Guaranty (as defined in Section 1 of Annex A of the Consent Agreement), endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person, or (iii) enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; except Contingent Obligations existing on the date of this Agreement and described on Schedule 6.15 and Contingent Obligations for the benefit of the Banks.
     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrowers of, and compliance by the Borrowers with, the following:
     3(a) This Amendment, duly executed and delivered by each of the Borrowers, Borrowers’ Agent, the Majority Banks and Agent.
     3(b) The Consent Agreement, duly executed and delivered by each of the Borrowers, Borrowers’ Agent, the Majority Banks and Agent.

     3(c) A copy of the resolutions of the Board of Directors or Board of Managers, as applicable, of each Borrower authorizing the execution, delivery and performance of this Amendment and the Consent Agreement, certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying the form of Certificate of Incorporation and Bylaws (or equivalent constituent documents) of such Borrower or certifying that there has been no amendment to the Certificate of Incorporation or Bylaws (or equivalent constituent documents) of such Borrower since true and accurate copies of the same were last delivered to the Lender with a certificate of the Secretary of such Borrower, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and the Consent Agreement and any other instrument or agreement executed by such Borrower in connection with this Amendment (collectively, the “Amendment Documents”), and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.
     3(d) Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment and the Consent Agreement.
     3(e) The Borrowers shall have satisfied such other conditions as specified by the Banks, including payment of all unpaid legal fees and expenses incurred by the Banks through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.
     Section 4. Events of Default and Waiver.
     4(a) Events of Default. The Borrowers have informed the Agent and the Banks that an Event of Default occurred under Section 7.1(e) of the Credit Agreement and Sections 6 and 18 of the Existing Security Agreement in that the Borrower failed to furnish to the Agent 30 days prior written notice of the change of the name of the Borrower, Henry M. Greene & Associates, to Cleo Company, pursuant to a Certificate of Amendment to Articles of Incorporation filed with the Delaware Secretary of State on May 16, 2006.
     4(b) Waiver. Upon the date on which this Amendment becomes effective, the Agent and each Bank hereby waives the Borrowers’ Events of Default described in the preceding Section 4.1 (the “Existing Defaults”). The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Lender of any other term, condition, representation or covenant applicable to any Borrower under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Lender of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which any Borrower may rely in the future, and each Borrower hereby expressly waives any claim to such effect.
     Section 5. Representations, Warranties, Authority, No Adverse Claim.
     5(a) Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment and the Consent Agreement described in Section 3.2 (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.
     5(b) Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Banks. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Banks.
     5(c) No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.
     Section 6. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Banks and the Borrowers each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Banks that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Banks under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.
     Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.
     Section 8. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
     Section 9. Successors. The Amendment Documents shall be binding upon the Borrowers and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Banks and the successors and assigns of the Banks.
     Section 10. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.
     Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
     Section 12. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.
     Section 13. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

DOLAN MEDIA COMPANY,
as a Borrower and as Borrowers’ Agent

By:	/s/ Scott Pollei Scott Pollei
Executive Vice President and Chief
Financial Officer

DOLAN FINANCE COMPANY
DOLAN PUBLISHING COMPANY
DOLAN PUBLISHING FINANCE COMPANY
CLEO COMPANY
LONG ISLAND BUSINESS NEWS, INC.
DAILY JOURNAL OF COMMERCE, INC.
LAWYER’S WEEKLY, INC.
LEGAL LEDGER, INC.
THE JOURNAL RECORD PUBLISHING CO.
DAILY REPORTER PUBLISHING COMPANY
NEW ORLEANS PUBLISHING GROUP, INC.
NOPG, L.L.C.
WISCONSIN PUBLISHING COMPANY
LEGAL COM OF DELAWARE, INC.
LEGAL COMMUNICATIONS CORPORATION
THE DAILY RECORD COMPANY
IDAHO BUSINESS REVIEW, INC.
FINANCE AND COMMERCE, INC.
COUNSEL PRESS, LLC
ARIZONA NEWS SERVICE, LLC
DOLAN DLN, LLC
DOLAN APC LLC
AMERICAN PROCESSING COMPANY, LLC

By:	/s/ Scott Pollei Scott Pollei Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank

By:	/s/ Michael J. Staloch Michael J. Staloch,
Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By: Name:	/s/ Bradley R. Sprang Bradley R. Sprang
Title:	First Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Paul Way Paul Way
Title:	Senior Vice President

BANK OF THE WEST

By: Name:	/s/ Andrew Gaspard Andrew Gaspard
Title:	Vice President

COMERICA BANK

By: Name:	/s/ Kent Jakacs Kent Jakacs
Title:	Vice President

COOPERATIVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH

By: Name:	/s/ Laurie Blazek Laurie Blazek
Title:	Executive Director

By: Name:	/s/ Brett Delfino Brett Delfino
Title:	Executive Director